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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Packaging Corporation of America Thrift Plan for Hourly Employees, Packaging Corporation of America Retirement Savings Plan for Salaried Employees and Packaging Corporation of America 1999 Long-Term Equity Incentive Plan of our reports (a) dated January 18, 2000 (except Note 18 as to which the date is February 2, 2000) with respect to the consolidated financial statements and schedule of Packaging Corporation of America included in its Annual Report (Form 10-K) for the period ended December 31, 1999; and (b) dated August 23, 1999 with respect to the balance sheet as of January 31, 1999 of Packaging Corporation of America included in its Registration Statement (Form S-1 No. 333-86963), both filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
-----------------------
Ernst & Young LLP

Chicago, Illinois
March 23, 2000